Exhibit (d)(6)

WARRANT AGREEMENT

BY AND BETWEEN

GOLDMAN SACHS BDC, INC.

AND

[ ]

Agreement made as of ,    , between GOLDMAN SACHS BDC, INC., a Delaware corporation, with offices at 200 West Street, New York, New York 10282 (the “Company”), and    , a corporation, with offices at    (the “Warrant Agent”).

WHEREAS, the Company is engaged in a public offering (“Public Offering”) of    and warrants (“Warrants”) to public investors, each of such Warrants evidencing the right of the holder thereof to purchase [describe securities issuable upon exercise] (“Securities”), for $    , subject to adjustment as described herein; and

WHEREAS, the Company has filed with the Securities and Exchange Commission a Registration Statement on Form N-2, No. 333-    (“Registration Statement”), for the registration, under the Securities Act of 1933, as amended (“Act”), of, among other securities, the Warrants and the Securities issuable upon exercise of the Warrants; and

WHEREAS, the Company desires the Warrant Agent to act on behalf of the Company, and the Warrant Agent is willing to so act, in connection with the issuance, registration, transfer, exchange, redemption and exercise of the Warrants; and

WHEREAS, the Company desires to provide for the form and provisions of the Warrants, the terms upon which they shall be issued and exercised and the respective rights, limitation of rights and immunities of the Company, the Warrant Agent and the holders of the Warrants; and

WHEREAS, all acts and things have been done and performed which are necessary to make the Warrants, when executed on behalf of the Company and countersigned by or on behalf of the Warrant Agent, as provided herein, the valid, binding and legal obligations of the Company, and to authorize the execution and delivery of this Agreement.

NOW, THEREFORE, in consideration of the mutual agreements herein contained, the parties hereto agree as follows:

1.        Appointment of Warrant Agent. The Company hereby appoints the Warrant Agent to act as agent for the Company for the Warrants, and the Warrant Agent hereby accepts such appointment and agrees to perform the same in accordance with the terms and conditions set forth in this Agreement.

2.      Warrants.

2.1      Form of Warrant. Each Warrant shall be issued to its holder in registered form, and each such holder’s Warrants shall be represented by a certificate (a “Warrant Certificate”) in substantially the form of Exhibit A hereto, the provisions of which are incorporated herein and shall be signed by, or bear the facsimile signature of, the Chairman, the President, any Vice President, the Chief Financial Officer, Secretary or one of the Assistant Secretaries of the Company. In the event the person whose facsimile signature has been placed upon any Warrant Certificate shall have ceased to serve in the capacity in which such person signed the Warrant before such Warrant is issued, it may be issued with the same effect as if he or she had not ceased to hold such office at the date of issuance.

2.2      Effect of Countersignature. Unless and until countersigned by the Warrant Agent pursuant to this Agreement, a Warrant shall be invalid and of no effect and may not be exercised by the holder thereof.

2.3      Registration.

2.3.1    Warrant Register. The Warrant Agent shall maintain books (“Warrant Register”) for the registration of original issuance and the registration of transfer of the Warrants. Upon the initial issuance of the Warrants, the Warrant Agent shall issue and register the Warrants in the names of the respective holders thereof in such denominations and otherwise in accordance with instructions delivered to the Warrant Agent by the Company.

2.3.2    Registered Holder. Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the person in whose name such Warrant shall be registered upon the Warrant Register (“registered holder”) as the absolute owner of such Warrant and of each Warrant represented thereby (notwithstanding any notation of ownership or other writing on the Warrant Certificate made by anyone other than the Company or the Warrant Agent) for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

3.        Terms and Exercise of Warrants.

3.1      Warrant Price. Each Warrant shall, when countersigned by the Warrant Agent, entitle the registered holder thereof, subject to the provisions of such Warrant and of this Warrant Agreement, to purchase from the Company the number of Securities stated therein, at the price of $    per Security, subject to the adjustments provided in Section 4 hereof and in the last sentence of this Section 3.1. The term “Warrant Price” as used in this Warrant Agreement refers to the price at which each Security may be purchased at the time a Warrant is exercised. The Company in its sole discretion may lower the Warrant Price at any time prior to the Expiration Date for a period of not less than ten (10) business days.

3.2      Duration of Warrants. A Warrant may be exercised only during the period (“Exercise Period”) commencing on ,    , and terminating at 5:00 p.m., New York City time on the date fixed for redemption of the Warrants as provided in Section 6 of this Agreement (“Expiration Date”). Except with respect to the right to receive the Redemption Price (as set forth in Section 6 hereunder), each Warrant not exercised on or before the Expiration Date shall become void, and all rights thereunder and all rights in respect thereof under this Agreement shall cease at the close of business on the Expiration Date. The Company in its sole discretion may extend the duration of the Warrants by delaying the Expiration Date; provided, that the Company shall provide notice to registered holders of the Warrants of any such extension of twenty (20) days or more.

3.3      Exercise of Warrants.

3.3.1    Payment. Subject to the provisions of the Warrant Certificate and this Warrant Agreement, a Warrant may be exercised by the registered holder thereof by surrendering the Warrant Certificate, countersigned by the Warrant Agent, at the office of the Warrant Agent, or, if applicable, at the office of its successor as Warrant Agent with the subscription form, as set forth in the Warrant Certificate, duly executed, and by paying in full the Warrant Price for each Security as to which the Warrant is exercised and any and all applicable taxes due in connection with the exercise of the Warrant, the exchange of the Warrant for Securities, and the issuance of the Securities, as follows:

a.         in cash; or

b.         by certified or official bank check payable to the order of the Company;

3.3.2    Issuance of Certificates. As soon as practicable after the exercise of any Warrants and the clearance of the funds in payment of the Warrant Price, the Company shall issue to the registered holder of such Warrants in book entry form the number of Securities to which such holder is entitled, registered in such name or names as may be directed by him, her or it, and if the holder of such Warrants shall not have exercised all Warrants held by such holder, a new countersigned Warrant Certificate will be issued for the remaining Warrants. Notwithstanding the foregoing, the Company shall not be obligated to deliver any Securities pursuant to the exercise of a Warrant and shall have no obligation to settle such Warrant exercise unless a registration statement under the Act with respect to the Securities is effective. In the event that a registration statement with respect to the Securities underlying a Warrant is not effective under the Act, the holder of such Warrant shall not be entitled to exercise such Warrant and such Warrant may have no value and expire worthless. In no event shall the Company be required to net cash settle the warrant exercise. Warrants may not be exercised by, or Securities issued to, any registered holder in any state in which such exercise would be unlawful.

3.3.3    Valid Issuance. All equity Securities issued upon the proper exercise of a Warrant in conformity with this Agreement shall be validly issued, fully paid and nonassessable. All debt Securities issued upon the proper exercise of a Warrant in conformity with this Agreement shall be the valid, binding and legal obligation of the Company enforceable against the Company in accordance with their terms, subject to the effect of any applicable bankruptcy, insolvency (including, without limitation, all laws relating to fraudulent transfers, preferences or similar laws), reorganization, moratorium similar laws or other now and hereafter in effect relating to or affecting enforcement of creditors’ rights generally, any fraudulent transfer, preference or similar law, general principles of equity and the discretion of the court or other body before which any proceeding therefor may be brought and the unenforceability under certain circumstances under law or court decisions of provisions providing for the indemnification of, or contribution to, a party with respect to a liability where such indemnification or contribution is contrary to public policy.

3.3.4    Date of Issuance. Each person in whose name any such Security is issued shall be deemed for all purposes to have become the holder of record of such Security on the date on which the Warrant was surrendered and payment of the Warrant Price was made; provided, however, that, if the date of such surrender and payment is a date when the stock transfer books of the Company are closed, such person shall be deemed to have become the holder of such Security at the close of business on the next succeeding date on which such stock transfer books are open.

4.        Adjustments.

4.1      Stock Dividends—Split-Ups. If after the date hereof, and subject to the provisions of Section 4.6 below, the number of outstanding shares of Securities is increased by a dividend payable in Securities, by a split of Securities, or by any other similar event, then, on the effective date of such dividend, split-up or similar event, the number of Securities issuable on exercise of each Warrant shall be increased in proportion to such increase in outstanding Securities.

4.2      Aggregation of Securities. If after the date hereof, and subject to the provisions of Section 4.6, the number of outstanding Securities is decreased by a consolidation, combination, reverse split or reclassification of Securities or any other similar event, then, on the effective date of such consolidation, combination, reverse split, reclassification or similar event, the number of Securities issuable on exercise of each Warrant shall be decreased in proportion to such decrease in outstanding Securities.

4.3      Adjustments in Exercise Price. Whenever the number of Securities purchasable upon the exercise of the Warrants is adjusted, as provided in Section 4.1 and 4.2 above, the Warrant Price shall be adjusted (to the nearest cent) by multiplying such Warrant Price immediately prior to such adjustment by a fraction (x) the numerator of which shall be the number of Securities purchasable upon the exercise of the Warrants immediately prior to such adjustment, and (y) the denominator of which shall be the number of Securities so purchasable immediately thereafter.

4.4      Replacement of Securities upon Reorganization, etc. In case of any reclassification or reorganization of the outstanding Securities (other than a change covered by Section 4.1 or 4.2 hereof or that solely affects the par value, if any, of such Securities), or in the case of any merger or consolidation of the Company with or into another corporation (other than a consolidation or merger in which the Company is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding Securities), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Company as an entirety or substantially as an entirety in connection with which the Company is dissolved, the Warrant holders shall thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the Warrants and in lieu of the Securities immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash)

receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the Warrant holder would have received if such Warrant holder had exercised his, her or its Warrant(s) immediately prior to such event; and if any reclassification also results in a change in Securities covered by Section 4.1 or 4.2, then such adjustment shall be made pursuant to Sections 4.1, 4.2, 4.3 and this Section 4. 4. The provisions of this Section 4.4 shall similarly apply to successive reclassifications, reorganizations, mergers or consolidations, sales or other transfers.

4.5      Notices of Changes in Warrant. Upon every adjustment of the Warrant Price or the number of Securities issuable upon exercise of a Warrant, the Company shall give written notice thereof to the Warrant Agent, which notice shall state the Warrant Price resulting from such adjustment and the increase or decrease, if any, in the number of Securities purchasable at such price upon the exercise of a Warrant, setting forth in reasonable detail the method of calculation and the facts upon which such calculation is based. Upon the occurrence of any event specified in Sections 4.1, 4.2, 4.3 or 4.4, then, in any such event, the Company shall give written notice to each Warrant holder, at the last address set forth for such holder in the Warrant Register, of the record date or the effective date of the event. Failure to give such notice, or any defect therein, shall not affect the legality or validity of such event.

4.6      No Fractional Securities. Notwithstanding any provision contained in this Warrant Agreement to the contrary, the Company shall not issue fractional Securities upon exercise of Warrants. If, by reason of any adjustment made pursuant to this Section 4, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Security, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Securities to be issued to the Warrant holder.

4.7      Form of Warrant Certificate. The form of Warrant Certificate need not be changed because of any adjustment pursuant to this Section 4, and Warrants issued after such adjustment may state the same Warrant Price and the same number of Securities as is stated in the Warrants initially issued pursuant to this Agreement. However, the Company may at any time in its sole discretion make any change in the form of Warrant Certificate that the Company may deem appropriate and that does not affect the substance thereof, and any Warrant Certificate thereafter issued or countersigned, whether in exchange or substitution for an outstanding Warrant Certificate or otherwise, may be in the form as so changed.

5.        Transfer and Exchange of Warrants.

5.1      Registration of Transfer. The Warrant Agent shall register the transfer, from time to time, of any outstanding Warrant upon the Warrant Register, upon surrender of the Warrant Certificate representing such Warrant, for transfer, properly endorsed with signatures properly guaranteed and accompanied by appropriate instructions for transfer. Upon any such transfer, a new Warrant Certificate representing an equal aggregate number of Warrants shall be issued and the old Warrant Certificate shall be cancelled by the Warrant Agent. The Warrants so cancelled shall be delivered by the Warrant Agent to the Company from time to time upon request.

5.2      Procedure for Surrender of Warrant Certificates. Warrant Certificates may be surrendered to the Warrant Agent, together with a written request for exchange or transfer, and thereupon the Warrant Agent shall issue in exchange therefor one or more new Warrant Certificates as requested by the registered holder of the Warrants so surrendered, representing an equal aggregate number of Warrants represented by such Warrant Certificate; provided, however, that in the event that a Warrant Certificate surrendered for transfer bears a restrictive legend, the Warrant Agent shall not cancel such Warrant Certificate and issue new Warrant Certificate(s) in exchange therefor until the Warrant Agent has received an opinion of counsel for the Company stating that such transfer may be made and indicating whether the new Warrant Certificate(s) must also bear a restrictive legend.

5.3      Fractional Warrants. The Warrant Agent shall not be required to effect any registration of transfer or exchange which would result in the issuance of a Warrant Certificate for a fraction of a Warrant.

5.4      Service Charges. No service charge shall be made for any exchange or registration of transfer of Warrants.

5.5      Warrant Execution and Countersignature. The Warrant Agent is hereby authorized to countersign and to deliver, in accordance with the terms of this Agreement, the Warrant Certificates required to be issued pursuant to the provisions of this Section 5, and the Company, whenever required by the Warrant Agent, shall supply the Warrant Agent with Warrant Certificates duly executed on behalf of the Company for such purpose.

6.        Redemption.

6.1      Redemption. Not less than all of the outstanding Warrants may be redeemed, at the option of the Company, at any time while they are exercisable and prior to their expiration, at the office of the Warrant Agent, upon the notice referred to in Section 6.2, at the price of $0.001 per Warrant (“Redemption Price”), provided that [describe redemption criteria].

6.2      Date Fixed for, and Notice of, Redemption. In the event the Company shall elect to redeem all of the Warrants, the Company shall fix a date for the redemption. Notice of redemption shall be mailed by first class mail, postage prepaid, by the Company not less than thirty (30) days prior to the date fixed for redemption to the registered holders of the Warrants to be redeemed at their last addresses as they shall appear on the registration books. Any notice mailed in the manner herein provided shall be conclusively presumed to have been duly given whether or not the registered holder received such notice.

6.3      Exercise After Notice of Redemption. The Warrants may be exercised in accordance with Section 3.3.1 of this Agreement at any time after notice of redemption shall have been given by the Company pursuant to Section 6.2 hereof and prior to the time and date fixed for redemption. On and after the redemption date, the record holder of the Warrants shall have no further rights except to receive, upon surrender of the Warrants, the Redemption Price.

7.        Other Provisions Relating to Rights of Holders of Warrants.

7.1      No Rights as Stockholder. A Warrant does not entitle the registered holder thereof to any of the rights of a stockholder of the Company, including, without limitation, the right to receive dividends, or other distributions, exercise any preemptive rights to vote or to consent or to receive notice as stockholders in respect of the meetings of stockholders or the election of directors of the Company or any other matter.

7.2    Lost, Stolen, Mutilated or Destroyed Warrants. If any Warrant Certificate is lost, stolen, mutilated or destroyed, the Company and the Warrant Agent may on such terms as to indemnity or otherwise as they may in their discretion impose (which shall, in the case of a mutilated Warrant, include the surrender thereof), issue a new Warrant Certificate of like denomination, tenor and date as the Warrant Certificate so lost, stolen, mutilated or destroyed. Any such new Warrant Certificate shall constitute a substitute contractual obligation of the Company, whether or not the allegedly lost, stolen, mutilated or destroyed Warrant Certificate shall be at any time enforceable by anyone.

7.3    Reservation of Securities. The Company shall at all times reserve and keep available a number of its authorized but unissued Securities that will be sufficient to permit the exercise in full of all outstanding Warrants issued pursuant to this Agreement.

8.        Concerning the Warrant Agent and Other Matters.

8.1      Payment of Taxes. The Company shall from time to time promptly pay all taxes and charges that may be imposed upon the Company or the Warrant Agent in respect of the issuance or delivery of Securities upon the exercise of Warrants, but the Company shall not be obligated to pay any transfer taxes in respect of the Warrants or such Securities.

8.2      Resignation, Consolidation or Merger of Warrant Agent.

8.2.1    Appointment of Successor Warrant Agent. The Warrant Agent, or any successor to it hereafter appointed, may resign its duties and be discharged from all further duties and liabilities hereunder after giving sixty (60) days’ notice in writing to the Company. If the office of the Warrant Agent becomes vacant by resignation or incapacity to act or otherwise, the Company shall appoint in writing a successor Warrant Agent in place of the Warrant Agent. If the Company shall fail to make such appointment within a period of thirty (30) days after it has been notified in writing of such resignation or incapacity by the Warrant Agent or by the holder of the Warrant (who shall, with such notice, submit his Warrant for inspection by the Company), then the holder of any Warrant may apply to the Supreme Court of the State of New York for the County of New York for the appointment of a successor Warrant Agent at the Company’s cost. Any successor Warrant Agent, whether appointed by the Company or by such court, shall be a corporation [or other entity] organized and existing under the laws of the State of [Delaware or] New York, in good standing and having its principal office in the Borough of Manhattan, The City and State of New York, and authorized under such laws to exercise corporate trust powers and subject to supervision or examination by federal or state authority. After appointment, any successor Warrant Agent shall be vested with all the authority, powers, rights, immunities, duties and obligations of its predecessor Warrant Agent with like effect as if originally named as Warrant Agent hereunder, without any further act or deed. If for any reason it becomes necessary or appropriate, the predecessor Warrant Agent shall execute and deliver, at the expense of the Company, an instrument transferring to such successor Warrant Agent all the authority, powers and rights of such predecessor Warrant Agent hereunder; and upon request of any successor Warrant Agent, the Company shall make, execute, acknowledge and deliver any and all instruments in writing for more fully and effectually vesting in and confirming to such successor Warrant Agent all such authority, powers, rights, immunities, duties and obligations.

8.2.2    Notice of Successor Warrant Agent. In the event a successor Warrant Agent shall be appointed, the Company shall give notice thereof to the predecessor Warrant Agent and the transfer agent for the Securities not later than the effective date of any such appointment.

8.2.3    Merger or Consolidation of Warrant Agent. Any corporation into which the Warrant Agent may be merged or with which it may be consolidated or any corporation resulting from any merger or consolidation to which the Warrant Agent shall be a party shall be the successor Warrant Agent under this Agreement without any further act.

8.3      Fees and Expenses of Warrant Agent.

8.3.1    Remuneration. The Company agrees to pay the Warrant Agent reasonable remuneration for its services as such Warrant Agent hereunder and shall reimburse the Warrant Agent upon demand for all expenditures that the Warrant Agent may reasonably incur in the execution of its duties hereunder.

8.3.2    Further Assurances. The Company agrees to perform, execute, acknowledge and deliver or cause to be performed, executed, acknowledged and delivered all such further and other acts, instruments and assurances as may reasonably be required by the Warrant Agent for the carrying out or performing of the provisions of this Agreement.

8.4      Liability of Warrant Agent.

8.4.1    Reliance on Company Statement. Whenever in the performance of its duties under this Warrant Agreement, the Warrant Agent shall deem it necessary or desirable that any fact or matter be proved or established by the Company prior to taking or suffering any action hereunder, such fact or matter (unless other evidence in respect thereof be herein specifically prescribed) may be deemed to be conclusively proved and established by a statement signed by the Chairman, the President, any Vice President, the Chief Financial Officer, Secretary or one of the Assistant Secretaries of the Company and delivered to the Warrant Agent. The Warrant Agent may rely upon such statement for any action taken or suffered in good faith by it pursuant to the provisions of this Agreement.

8.4.2    Indemnity. The Warrant Agent shall be liable hereunder only for its own negligence, willful misconduct or bad faith. The Company agrees to indemnify the Warrant Agent and save it harmless against any and all liabilities, including judgments, costs and reasonable counsel fees, for anything done or omitted by the Warrant Agent in the execution of this Agreement except as a result of the Warrant Agent’s negligence, willful misconduct or bad faith.

8.4.3    Exclusions. The Warrant Agent shall have no responsibility with respect to the validity of this Agreement or with respect to the validity or execution of any Warrant (except its countersignature thereof); nor shall it be responsible for any breach by the Company of any covenant or condition contained in this Agreement or in any Warrant; nor shall it be responsible to make any adjustments required under the provisions of Section 4 hereof or responsible for the manner, method or amount of any such adjustment or the ascertaining of the existence of facts that would require any such adjustment; nor shall it by any act hereunder be deemed to make any representation or warranty as to the authorization or reservation of any Security to be issued pursuant to this Agreement or any Warrant or as to whether any equity Security will, when issued, be valid and fully paid and nonassessable.

8.5      Acceptance of Agency. The Warrant Agent hereby accepts the agency established by this Agreement and agrees to perform the same upon the terms and conditions herein set forth and, among other things, shall account promptly to the Company with respect to Warrants exercised and concurrently account for, and pay to the Company, all moneys received by the Warrant Agent for the purchase of Securities through the exercise of Warrants.

9.        Miscellaneous Provisions.

9.1      Successors. All the covenants and provisions of this Agreement by or for the benefit of the Company or the Warrant Agent shall bind and inure to the benefit of their respective successors and assigns.

9.2      Notices. Any notice, statement or demand authorized by this Warrant Agreement to be given or made by the Warrant Agent or by the holder of any Warrant to or on the Company shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Company with the Warrant Agent), as follows:

Goldman Sachs BDC, Inc.

200 West Street

New York, NY 10282

Attn: Chief Financial Officer

with a copy in each case to:

Fried, Frank, Harris, Shriver & Jacobson, LLP

One New York Plaza

New York, NY 10004

Attn: Stuart Gelfond and Joshua Wechsler

Any notice, statement or demand authorized by this Agreement to be given or made by the holder of any Warrant or by the Company to or on the Warrant Agent shall be sufficiently given when so delivered if by hand or overnight delivery or if sent by certified mail or private courier service within five (5) days after deposit of such notice, postage prepaid, addressed (until another address is filed in writing by the Warrant Agent with the Company), as follows:

[        ]

9.3      Applicable law. The validity, interpretation, and performance of this Agreement and of the Warrants shall be governed in all respects by the laws of the State of New York. The Company hereby agrees that any action, proceeding or claim against it arising out of or relating in any way to this Agreement shall be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and irrevocably submits to such jurisdiction, which jurisdiction shall be exclusive. The Company hereby waives any objection to such exclusive jurisdiction and that such courts represent an inconvenient forum. Any such process or summons to be served upon the Company may be served by transmitting a copy thereof by registered or certified mail, return receipt requested, postage prepaid, addressed to it at the address set forth in Section 9.2 hereof. Such mailing shall be deemed personal service and shall be legal and binding upon the Company in any action, proceeding or claim.

9.4      Persons Having Rights under this Agreement. Nothing in this Agreement expressed and nothing that may be implied from any of the provisions hereof is intended, or shall be construed, to confer upon, or give to, any person or corporation other than the parties hereto and the registered holders of the Warrants and, for the purposes of Section 9.2 hereof, any right, remedy, or claim under or by reason of this Warrant Agreement or of any covenant, condition, stipulation, promise or agreement hereof. All covenants, conditions, stipulations, promises and agreements contained in this Warrant Agreement shall be for the sole and exclusive benefit of the parties hereto and their successors and assigns and of the registered holders of the Warrants.

9.5      Examination of the Warrant Agreement. A copy of this Agreement shall be available at all reasonable times at the office of the Warrant Agent in the Borough of Manhattan, The City and State of New York, for inspection by the registered holder of any Warrant. The Warrant Agent may require any such holder to submit his Warrant for inspection by it.

9.6      Counterparts. This Agreement may be executed in any number of original or facsimile counterparts and each of such counterparts shall for all purposes be deemed to be an original, and all such counterparts shall together constitute but one and the same instrument.

9.7      Effect of Headings. The Section headings herein are for convenience only and are not part of this Warrant Agreement and shall not affect the interpretation thereof.

9.8      Amendments. This Agreement may be amended by the parties hereto without the consent of any registered holder for the purpose of curing any ambiguity, or of curing, correcting or supplementing any defective provision contained herein or adding or changing any other provisions with respect to matters or questions arising under this Agreement as the parties may deem necessary or desirable and that the parties deem shall not to materially and adversely affect the interest of the registered holders. All other modifications or amendments, including any amendment to increase the Warrant Price or shorten the Exercise Period, shall require the written consent of the registered holders of a majority of the then outstanding Warrants. Notwithstanding the foregoing, the Company may lower the Warrant Price or extend the duration of the Exercise Period pursuant to Sections 3.1 and 3.2, respectively, without the consent of the registered holders.

9.9      This Agreement does not constitute an agreement for a partnership or joint venture among the parties. The Warrant Agent shall act hereunder as agent of the Company solely to the limited extent set forth in this Agreement, but shall not assume any fiduciary duties to, or have any rights, power or authority on behalf of, the Company or any of its affiliates, equity holders or creditors or of any other person or entity not expressly set forth in this Agreement. Any duties of the Warrant Agent arising out of its engagements pursuant to this Agreement shall be owed solely to the Company. No party shall make any commitments with third parties that are binding on any other party without such other party’s prior written consent, and none of the Warrant Agent, employees, or representatives or contractors of the Warrant Agent shall be deemed to be employees of the Company or any of its affiliates.

9.10      Except as explicitly stated elsewhere in this Agreement, nothing under this Agreement is intended or shall be construed to give any rights, benefits, remedies or claims under or by reason of this Agreement or any part thereof to anyone other than the Warrant Agent and the Company, and the duties and responsibilities undertaken pursuant to this Agreement shall be for the sole and exclusive benefit of the Warrant Agent and the Company.

IN WITNESS WHEREOF, this Agreement has been duly executed by the parties hereto as of the day and year first above written.

GOLDMAN SACHS BDC, INC.

By:
Name:
Title:

[ ]

By:
Name:
Title:

[ ]

By:
Name:
Title:

EXHIBIT A

Form of Warrant Certificate

THE WARRANTS REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO

CERTAIN RESTRICTIONS ON TRANSFER DESCRIBED BELOW

[Form of Face of Warrant Certificate]

No. W-	Warrants

VOID AFTER 5:00 p.m. NEW YORK CITY TIME on                     ,

WARRANT CERTIFICATE FOR PURCHASE OF [SECURITIES] OF

GOLDMAN SACHS BDC, INC.

THIS CERTIFIES THAT, for value received or registered assigns             (the “Registered Holder”) is the owner of the number of warrants (“Warrants”) specified above. Each Warrant initially entitles the Registered Holder to purchase, subject to the terms and conditions set forth in this Warrant Certificate and the Warrant Agreement (as hereinafter defined), [describe securities issuable upon exercise] (“Securities”), of GOLDMAN SACHS BDC, INC., a Delaware corporation (the “Company”), at any time during the Exercise Period (as hereinafter defined), upon the presentation and surrender of this Warrant Certificate with the Subscription Form on the reverse hereof duly executed, at the corporate office of as Warrant Agent, or its successor (the “Warrant Agent”), accompanied by payment of $    (the “Purchase Price”) in lawful money of the United States of America in cash or by official bank or certified check made payable to Goldman Sachs BDC, Inc.

This Warrant Certificate and each Warrant represented hereby are issued pursuant to and are subject in all respects to the terms and conditions set forth in the Warrant Agreement (the “Warrant Agreement”) dated            ,            by and between the Company and the Warrant Agent. The board of directors of the Company retains the right to amend the Warrant Agreement in its discretion, subject to certain restrictions set forth in the Warrant Agreement.

In the event of certain contingencies provided for in the Warrant Agreement, the Purchase Price or the number of Securities subject to purchase upon the exercise of each Warrant represented hereby are subject to modifications or adjustment.

Each Warrant represented hereby is exercisable at the option of the Registered Holder, but no fractional Securities will be issued; provided however, if by reason of any adjustment made pursuant to Section 4 of the Warrant Agreement, the holder of any Warrant would be entitled, upon the exercise of such Warrant, to receive a fractional interest in a Security, the Company shall, upon such exercise, round up or down to the nearest whole number the number of Securities to be issued to the Warrant holder. In the case of the exercise of less than all the Warrants represented hereby, the Company shall cancel this Warrant Certificate upon the surrender hereof and shall execute and deliver a new Warrant Certificate or Warrant Certificates of like tenor, which the Warrant Agent shall countersign, for the balance of such Warrants.

The term “Exercise Period” shall mean the period commencing on ,    , and terminating at 5:00 p.m., New York City time on the date fixed for redemption of the Warrants as provided in Section 6 of the Warrant Agreement.

The Company shall not be obligated to deliver any Securities pursuant to the exercise of this Warrant unless a registration statement under the Securities Act of 1933, as amended, with respect to such Securities is then effective. This Warrant shall not be exercisable by a Registered Holder in any state where such exercise would be unlawful.

This Warrant Certificate is exchangeable, upon the surrender hereof by the Registered Holder at the corporate office of the Warrant Agent, for a new Warrant Certificate or Warrant Certificates of like tenor representing an equal aggregate number of Warrants, each of such new Warrant Certificates to represent such number of Warrants as shall be designated by such Registered Holder at the time of such surrender.

Prior to due presentment for registration of transfer of any Warrant represented hereby, the Registered Holder shall not be entitled to any rights of a stockholder of the Company, including, without limitation, the right to vote or to receive dividends or other distributions, and shall not be entitled to receive any notice of any proceedings of the Company, except as provided in the Warrant Agreement.

Prior to due presentment for registration of transfer of any Warrant, the Company and the Warrant Agent may deem and treat the Registered Holder as the absolute owner of this Warrant Certificate and of each Warrant represented hereby (notwithstanding any notations of ownership or writing hereon made by anyone other than a duly authorized officer of the Company or the Warrant Agent), for the purpose of any exercise thereof, and for all other purposes, and neither the Company nor the Warrant Agent shall be affected by any notice to the contrary.

This Warrant Certificate shall be governed by and construed in accordance with the laws of the State of New York. This Warrant Certificate is not valid unless countersigned by the Warrant Agent.

IN WITNESS WHEREOF, the Company has caused this Warrant Certificate to be duly executed, manually or in facsimile by its officer thereunto duly authorized and a facsimile of its corporate seal to be imprinted hereon.

GOLDMAN SACHS BDC, INC.

By:
Name:
Title:

Dated:

COUNTERSIGNED:

[ ], as
Warrant Agent

By:
Name:
Title:

[Form of Reverse of Warrant Certificate]

NOTICE OF ELECTION TO EXERCISE

To Be Executed by the Registered Holder

in Order to Exercise Warrants

THE UNDERSIGNED REGISTERED HOLDER hereby irrevocably elects to exercise                          Warrants represented by this Warrant Certificate, and to purchase the securities issuable upon the exercise of such Warrants, and requests that certificates for such securities shall be issued in the name of:

(PLEASE INSERT NAME AND SOCIAL SECURITY OR OTHER

IDENTIFYING NUMBER)

and be delivered to:

(please print or type name and address)

and if such number of Warrants shall not be all the Warrants evidenced by this Warrant Certificate, that a new Warrant Certificate for the balance of such Warrants be registered in the name of, and delivered to, the Registered Holder at the address stated below.

The undersigned represents that the exercise of the Warrants evidenced hereby was solicited by a member of the Financial Industry Regulatory Authority. If not solicited by a FINRA member firm, please write “unsolicited” in the space below. Unless otherwise indicated by listing the name of another FINRA member firm, it will be assumed that the exercise was solicited by [                        ].

(Name of FINRA Member)

Dated:

Address

Taxpayer Identification Number

Signature Guaranteed

ASSIGNMENT

To Be Executed by the Registered Holder in Order to Assign Warrants

For value received (and, for any transfers prior to 5:00 p.m. New York City time on , , hereby sells, assigns, and transfers unto:

(please insert name and social security or other identifying number of transferee)

(please print or type name and address)

             of the Warrants represented by this Warrant Certificate, and hereby irrevocably constitutes and appoints Attorney to transfer this Warrant Certificate on the books of the Company, with full power of substitution in the premises.

Dated:

X
Signature Guaranteed

HE SIGNATURE TO THE ASSIGNMENT OR THE SUBSCRIPTION FORM MUST CORRESPOND TO THE NAME AS WRITTEN UPON THE FACE OF THIS WARRANT CERTIFICATE IN EVERY PARTICULAR, WITHOUT ALTERATION OR ENLARGEMENT OR ANY CHANGE WHATSOEVER, AND MUST BE GUARANTEED BY AN ELIGIBLE INSTITUTION (AS DEFINED IN RULE 17Ad-15 UNDER THE SECURITIES EXCHANGE ACT OF 1934) WHICH MAY INCLUDE A COMMERCIAL BANK OR TRUST COMPANY, SAVINGS ASSOCIATION, CREDIT UNION OR A MEMBER FIRM OF THE AMERICAN STOCK EXCHANGE, NEW YORK STOCK EXCHANGE, PACIFIC STOCK EXCHANGE OR MIDWEST STOCK EXCHANGE.